SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 5, 2009
Date of Report

Paradigm Oil & Gas, Inc.

Nevada	333-103780	33-1037546
(State or other Jurisdiction)	(Commission File No.)	(IRS Employer I.D. No.)

27 Chicora Ave
Toronto, On M5R 1T7
(Address of Principal Executive Offices)

(416) 928-3095
 (Registrant’s Telephone Number, including area code)

Item 8.01 Other Events

On October 1, 2009, Paradigm Oil & Gas, Inc. (“the Company”) transferred its assets and liabilities related to those assets to a wholly owned Alberta subsidiary.

(d) Exhibits.

	30-Jun-09
	Paradigm O & G	Consolidation	Paradigm O & G		Jun-30	Dec-31
	Consolidated	Elininations	Standalone	New O & G Sub	2009	2008
	(unaudited)		(unaudited)	(unaudited)	(unaudited)	(audited)
Assets
Cash	$178	$—	$178	$—	$178	$146
Total current assets	178				178	146

Investment in subsidiaries	—	(1)	1	—	—	—
Natural gas and oil properties	—	—	—	—	—	—
Unproved properties	—	—	—	—	—	—

Total assets	$178	$(1)	$179	$—	$178	$146

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable and accrued liabilities.	$150,270	$—	$16,843	$133,427	$150,270	$513,292
Shareholder loan	16,249	—	16,249	—	16,249	2,290
Note payable	75,903	—	—	75,903	75,903	70,444
Note payable related party	360,000	—	360,000	—	360,000	—
Total current liabilities	602,422		393,092	209,330	602,422	586,026

Total liabilities	602,422	—	393,092	209,330	602,422	586,026

Shareholders’ equity (deficit):
Preferred stock, $.001 par value, 10,000,000 shares authorized, none issued or outstanding	—	—	—	—	—	—
Common stock, $.001 par value; 300,000,000 shares authorized, 9,688,058 shares and 40,000,058 shares issued and outstanding at June 30 and September 30, 2009, respectively	188	(1)	188	1	188	188
Additional paid-in capital	1,194,211	—	1,194,211	-	1,194,211	1,194,211
Accumulated deficit during the exploration stage	(1,801,248)	—	(1,591,917)	(209,331)	(1,801,248)	(1,793,828)
Accumulated comprehensive loss	4,605	—	4,605	—	4,605	13,549

Total shareholders’ equity (deficit)	(602,244)	(1)	(392,913)	(209,330)	(602,244)	(585,880)

	$178	$(1)	$179	$—	$178	$146

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Paradigm Oil & Gas, Inc

DATED: October 5, 2009	/s/ Marc Juliar
Marc Juliar
President, and Director